Exhibit 3.10

BY-LAWS

of

NORANDAL USA, INC.

ARTICLE I

Meetings of Shareholders

Section 1.01. Annual Meetings. The annual meeting of shareholders for the election of Directors and for the transaction of such other proper business, notice of which was given in the notice of the meeting, shall be held on the third Wednesday of January in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such time and place within or without the State of Delaware as shall be designated in the notice of such meeting.

Section 1.02. Special Meetings. Special meetings of the shareholders may be called at any time by the President of the Corporation or by the Board of Directors, and shall be called by the President of the Corporation, or, in the event of his failure to do so, by the Board of Directors upon the written request, stating the object of the proposed meeting, of shareholders holding at least 20% of all the issued and outstanding capital stock of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of such meeting and the business transacted shall be confined to the object stated in the notice of the meeting.

Section 1.03. Notice of Shareholders’ Meetings. Notice of meetings, written or printed, for every regular or special meeting of the shareholders, shall be prepared and mailed to the last known post office address of each shareholder not less than ten days before any such meeting, and if for a special meeting, such notice shall state the object or objects thereof.

Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice of the meeting.

Section 1.04. Quorum at Shareholders’ Meetings; Vote Required. At any meeting of the shareholders the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum. If there shall be less than a quorum at any meeting of the shareholders a majority of those present in person or by proxy may adjourn the meeting.

Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the General Corporation Law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 1.05. Inspectors at Shareholders’ Meetings. The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

ARTICLE II

Directors

Section 2.01. Qualifications and Number; Vacancies. A Director need not be a shareholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board is hereby fixed at such number as may be specified, from time to time, by resolution of the Board of Directors adopted by the same vote which is necessary under Article VIII hereof to amend these by-laws. The number of Directors may be increased or decreased by amendment of these by-laws duly adopted by either the shareholders or the vote of a majority of the entire Board of Directors, provided that the number of Directors constituting the entire Board shall be not less than two. No decrease shall shorten the term of any incumbent Directors. Any Director may be removed for cause by the shareholders.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

Section 2.02. Term. Each Director shall be elected for a term expiring at the next annual meeting of shareholders or until his successor shall have been duly elected and shall have qualified.

Section 2.03. Place and Time of Meetings of the Board. Regular and special meetings of the Board shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board or upon call of the President of the Corporation or of any two Directors, provided that the Board of Directors shall hold at least four meetings a year.

Section 2.04. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

Section 2.05. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

Section 2.06. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. All regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board shall be held upon twenty-four hours’ notice to the Directors given by letter or telegraph. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or who attends the meeting without protesting (prior thereto or at its commencement) the lack of notice to him.

Section 2.07. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Officers

Section 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of shareholders in each year shall elect a Chairman of the Board, a President, a Secretary and a Treasurer and may, in its discretion, also appoint from time to time one or more Vice Presidents and such other officers or agents as it may deem proper. The Chairman of the Board shall be elected from among the members of the Board of Directors. No other officers need be directors.

Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may remove any officer for cause or without cause at any time.

Section 3.02. Duties. Each officer shall perform the duties and exercise the powers usually incident to his office and such other duties as may be assigned to him by the Board of Directors.

ARTICLE IV

Capital Stock

Section 4.01. Share Certificates. Each certificate representing shares of the Corporation shall be in such form as may be approved by the Board of Directors and, when issued, shall contain upon the face or back thereof the statements prescribed by the General Corporation Law and by any other applicable provision of law. Each such certificate shall be signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer.

Section 4.02. Transfer of Shares. The shares of stock of the Corporation shall be transferable or assignable on the books of the Corporation only by the person to whom they have been issued or his legal representative, in person or by attorney, and only upon surrender of the certificate or certificates representing such shares properly assigned. The person in whose name shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 4.03. Record Dates. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE V

Dividends and Finance

Section 5.01. Dividends. Dividends shall be declared only from the surplus profits at such times as the Board of Directors shall direct, and no dividend shall be declared that will impair the capital of the Corporation.

Section 5.02. Moneys. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks as the Board of Directors shall designate.

Section 5.03. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner and by such person or persons as may be authorized from time to time by the Board of Directors or by the by-laws.

ARTICLE VI

Corporate Seal

Section 6.01. Corporate Seal. The seal of the Corporation shall consist of a metal disc having engraved thereon the words “NORANDAL USA, INC., Delaware”.

ARTICLE VII

Fiscal Year

Section 7.01. The fiscal year of the Corporation shall commence on the first day of January in each year.

ARTICLE VIII

Amendments of By-laws

Section 8.01. Amendments. These by-laws may be altered, amended or repealed, in whole or in part, at any meeting, by vote of a majority of the Board of Directors, provided that notices of the proposed amendments shall have been sent by mail to all the Directors not less than three days before the meeting at which they are to be acted upon, or at any regular meeting of the Directors, by the unanimous vote of all the Directors present.